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                                                                    EXHIBIT 10.5


                                                           Contract No. IFN9301C
                                                                 Amendment No. 2
                                                                     Page 1 of 2

                                AMENDMENT NO. 2
                                      TO
                             THE SUPPLY AGREEMENT
                                      FOR
                            TRANSMISSION EQUIPMENT
                                    BETWEEN
                           INTERSTATE FIBERNET, INC.
                                      AND
                             NORTHERN TELECOM INC.


This Amendment No. 2 to the Supply Agreement for Transmission Equipment between Interstate Fibernet, Inc. and Northern Telecom Inc., Contract No. IFN9301C ("the Agreement"), shall be effective on the date last signed.

All Capitalized terms which are defined in the Agreement shall have the same meaning in this Amendment No. 2 as in the Agreement.

WHEREAS, Buyer and Seller wish to make certain changes to the Agreement,

NOW Therefore, the Agreement is hereby modified as follows:

1. Section 2, "Term" is hereby amended to be effective through December 31, 1996.

2. In Amendment No. 1, Section 4, the "Total Commitment" is hereby increased from Five Million Dollars ($5,000,000) to Ten Million Dollars ($10,000,000).

3. Section 28, "Software Maintenance Services" attached hereto is hereby added to the Agreement.

4. The pricing set forth in the existing Exhibit A, Section 1 shall remain in full force and effect until Buyer pays Seller Five Million Dollars ($5,000,000) of the Total Commitment as set forth in Section 4.
      Thereafter and until the end of the Term, the pricing set forth in Amendment No. 2, Exhibit A, Section 1 attached hereto shall be in effect.

All other terms and conditions shall remain unchanged and in full force and effect.
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                                                           Contract No. IFN9301C
                                                                 Amendment No. 2
                                                                     Page 1 of 2


28.  SOFTWARE MAINTENANCE SERVICES

     28.1 Exhibit A, Section 1, contains Seller's current Equipment Release and an associated Custom Software Feature Set Package for which Seller shall provide Software Maintenance Services. All features included in such Custom Software Feature Set Package ordered and paid for by Buyer shall be licensed for use on each network element ("NE") within Buyer's networks. Other individual features will be offered on an optional basis at mutually agreed to prices. Optional individual features may require that Buyer purchase additional hardware.

     28.2 Seller shall provide at no cost to Buyer a copy of all applicable Equipment specific Software Release issued by Seller during the first twelve (12) month period following the execution of this Agreement. Beginning with the first anniversary of this Agreement, upon Seller's issuance of an invoice and Buyer's payment for the Software Maintenance Services set forth herein, Seller shall provide Buyer a copy of all applicable Equipment specific Software Release issued by Seller during the subsequent twelve (12) months. The one (1) year maintenance term shall renew automatically for additional one (1) year terms through the second year of this Agreement, unless Buyer terminates this maintenance by giving Seller thirty (30) days written notice of termination prior to the termination of the initial one (1) year maintenance term or any renewal term. Not more than ninety (90) days nor less than sixty (60) days prior to the end of the initial one (1) year maintenance term and any renewal term, Seller shall notify Buyer of the date on which maintenance will renew automatically.

     28.3 Each digital audio tape Software Release shall contain Software loads required to make the Equipment operational and all then currently available features and functions. Buyer shall use only those features in the Custom Software Feature Set Package and any other available features for which Buyer has paid the respective license fees. Each Equipment Release shall be supported by the associated Northern Telecom Practice documentation package ("NTP") which shall include a section on Software Feature Description. New Software Releases will be introduced via Seller's established Product Change Notice ("PCN") routine. At lease sixty (60) days prior to field introduction, notification of these changes will be provided to Buyer by Seller in writing.

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                                                           Contract No. IFN9301C
                                                                 Amendment No. 2
                                                                     Page 2 of 2


28.4 Software updates can be performed in-service on the system without site visits. The policy for compatibility over time is that a single step in-service update will be supported for all Equipment Releases with no more than (2) interim Equipment Releases. Upgrading a system to the most recent Equipment Release beyond the two (2) year window may involve an intermediate step (i.e., upgrading the system to an intermediate Equipment Release).

28.5 Additional Software Maintenance Services shall include the following:

     a) Telephone consultation relative to the use and trouble-shooting of the Software;

     b) Notification of Buyer of the existence of coding errors, bugs and other problems in the Software promptly after the same first become known to Seller; and

     c) Use of best efforts to correct any coding errors, bugs and other problems in the Software brought to Seller's attention by Buyer or any other source.

28.6 Notwithstanding the above, Seller agrees to provide the DS-O Grooming feature to Buyer at no additional cost, when it becomes commercially available.

28.7 Seller shall provide the above Software Maintenance Services for a fee of Seven Hundred Ninety-Five Dollars ($795.00) per node, per twelve (12) months. Notwithstanding the above, in no event shall Buyer's annual cost for Software Maintenance Services exceed Ninety Five Thousand Dollars ($95,000).

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                                                           Contract No. IFN9301C
                                                                 Amendment No. 2
                                                                     Page 2 of 2

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year last written below.

INTERSTATE FIBERNET, INC.                NORTHERN TELECOM INC.

By: /s/ Steven D. Moses                  By: /s/ R. Sherwood Robins
   ----------------------------------       ------------------------------------
        (Signature)                              (Signature)

Name: Steven D. Moses                    Name: R. Sherwood Robins
     --------------------------------         ----------------------------------
        (Print)                                  (Print)

Title: General Manager                   Title: Vice President, Sales Operations
      -------------------------------          ---------------------------------

Date: 12/31/93                           Date: 1/19/94
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